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                                                                  Exhibit 10.39

                                 AMENDMENT NO. 3
                                     TO THE
                            LODGIAN, INC. 401(K) PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 1, 2003)


      Pursuant to the power to amend reserved in Section 12.1 of the Plan, and as authorized by the Board of Directors of Lodgian, Inc., Lodgian, Inc. (the "Plan Sponsor") hereby amends the Plan, effective as of the dates herein indicated as follows:

                                       1.

      Effective as of the execution date of this Amendment No. 3, Section 2.3 is hereby amended by deleting the last sentence of the present provision and substituting the following:

      "Each other former Employee who is reemployed shall be treated as a new Employee for participation and vesting purposes upon reemployment."

                                       2.

      Appendix B to the Plan is hereby amended effective as of September 1, 2003 by the addition of the following to provide for credit for service with an employer acquired by Lodgian or an Affiliate:

      o "Any employer, all the assets or shares of stock of which are acquired by Lodgian, Inc. or an Affiliate thereof."

      Except as herein amended, the provisions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Plan Sponsor, on behalf of itself and the Participating Employers has caused this Amendment No. 3 to be executed by its duly authorized officer, as of the 28 day of April, 2005.

                                LODGIAN, INC.

                                By: s/ Daniel E. Ellis

                                Title:  Senior Vice President & General Counsel

                                      1